CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 W.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Snocone Systems Inc., the undersigned Chief Executive Officer and chief Financial Officer, or persons fulfilling similar functions, each certify:

(i)
That the financial information included in this Quarterly Report fairly presents in all material respects the financial condition and results of operations of the Company as of March 31, 2003 and for the periods presented in the report; and

(ii)	That the Quarterly Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities exchange Act of 1934

By:	/s/	Mona Remedios

Title:		Chief Executive Officer and
Chief Financial Officer

Date:		August 19, 2003